                                                                   EXHIBIT 10.22

                              NEW GRANCARE, INC.
                    OUTSIDE DIRECTORS STOCK INCENTIVE PLAN



     THIS PLAN is made effective as of ____________ __, 199__ by New GranCare, Inc., a Delaware corporation (hereinafter called the "Company");



                                 INTRODUCTION



     The Company is adopting the New GranCare, Inc. Outside Directors Stock Incentive Plan (the "Plan") to provide non-employee directors with Common Stock of the Company and an opportunity to acquire a greater interest in the Company through the issuance of stock options. The Board of Directors of the Company believes this Plan will promote personal interest in the welfare of the Company by, and provide incentive to, the individuals who are primarily responsible both for the regular operations of and for shaping and carrying out the long term plans of the Company, thus facilitating the continued growth and financial success of the Company.

                              NEW GRANCARE, INC.
                    OUTSIDE DIRECTORS STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

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                                                       Page
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SECTION 1  DEFINITIONS.................................   1

SECTION 2  ADMINISTRATION..............................   3

SECTION 3  ELIGIBILITY.................................   4

SECTION 4  SHARES SUBJECT TO PLAN......................   4

SECTION 5  STOCK AWARDS................................   4

SECTION 6  STOCK OPTION AWARDS.........................   5

SECTION 7  TERM OF PLAN................................   7

SECTION 8  INDEMNIFICATION OF COMMITTEE................   7

SECTION 9  AMENDMENT AND TERMINATION OF THE PLAN.......   8

SECTION 10  ADJUSTMENT IN SHARES OF COMMON STOCK.......   8

SECTION 11  RIGHTS AS A STOCKHOLDER....................   8

SECTION 12  GOVERNING LAW..............................   9

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                            SECTION 1  DEFINITIONS

     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following words and phrases shall, when used herein, have the meanings set forth below:

     1.1   "Affiliate" means (a) an entity that directly or through one or more
            ----------
intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.

     1.2   "Board of Directors" means the Board of Directors of the Company.
            ------------------

     1.3   "Change of Control" means the first to occur of the following events:
            -----------------

          (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans (and trustees acting as trustees) being hereafter referred to as the "Company Group"), but including a `group' as defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided that no Change of Control will occur as a result of an acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company beneficially owned by such person or group above thirty percent (30%) of the voting power of the Company, and provided further that if such person or group acquires beneficial ownership of stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change of Control shall occur;

          (b) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten percent (10%) of the shares of the other company involved in the merger; or

          (c) within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors or the board of directors of any successor to the Company, provided that any director who was not

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     a director as of the effective date of this Plan shall be deemed to be an
     Incumbent Director if such director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Subsection (c); and provided further that any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

     1.4  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     1.5  "Committee" means the Management Compensation Committee of the Board
           ---------
of Directors.

     1.6  "Common Stock" means common stock of the Company.
           ------------

     1.7  "Director" means a member of the Board of Directors.
           --------

     1.8  "Disability"  means a condition described in Code Section 22(e)(3), as
           ----------
amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates.

     1.9  "Eligible Director" means a Director who is not an Employee.
           -----------------

     1.10 "Employee" means any person who is employed by the Company or an
           --------
Affiliate for purposes of the Federal Insurance Contributions Act and any consultant retained to provide services (other than in the capacity of a director) to the Company or an Affiliate.

     1.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

     1.12 "Fair Market Value" means, with respect to a share of Common Stock,
           -----------------

          (a) if the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq Stock Market, the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq Stock Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

          (b) if the Common Stock is at the time listed or admitted to trading on any national securities exchange , the closing selling price per share on the date in question on the securities exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date

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

     in question, the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     1.13 "Plan" means this New GranCare, Inc. Outside Directors Stock Incentive
           ----
Plan.

     1.14 "Stock Award" means a grant of shares of Common Stock pursuant to the
           -----------
provisions of Section 5 of the Plan.

     1.15 "Stock Incentives" means, collectively, Stock Options and Stock
           ----------------
Awards.

     1.16 "Stock Option" means a non-qualified stock option issued under the
           ------------
Plan.

     1.17 "Subsidiary" means any corporation (other than the Company) in an
           ----------
unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     1.18 "Tender Offer" means a Change of Control of the Company effected
           ------------
through the following transaction:

          (a) the occurrence of the event described in Section 1.3(a) hereof pursuant to a tender or exchange offer made directly to the Company's shareholders which the Board of Directors does not recommend such shareholders to accept; and

          (b) more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and Directors of the Company subject to the short-swing profit restrictions of Section 16 of the Exchange Act.

     1.19 "Tender Offer Price" means the greater of (a) the Fair Market Value
           ------------------
per share of Common Stock on the date the Stock Option is surrendered to the Company in connection with the Tender Offer or (b) the highest reported price per share of Common Stock paid in effecting such Tender Offer.

     1.20 "Valuation Date" means the first date in April on which the New York
           --------------
Stock Exchange is open for trading.


                           SECTION 2  ADMINISTRATION

     2.1  The Plan shall be administered by the Committee.

     2.2 The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts approved by the majority of the Committee in a meeting at which a quorum is present or acts reduced to or approved in writing by a majority of

                                      -3-
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the members of the Committee shall be the valid acts of the Committee.  A quorum shall be present at any meeting of the Committee that a majority of the Committee members attend.

     2.3 The Committee shall have the authority in its sole discretion to interpret the Plan, to make all other determinations and to take all other actions it deems necessary or advisable for the implementation and administration of the Plan, except to the extent such powers are herein reserved by the Board of Directors. Notwithstanding the foregoing, neither the Committee nor the Board of Directors shall exercise any discretionary functions with respect to grants under the Plan. All actions of the Board of Directors and the Committee shall be final, conclusive, and binding. No member of the Board of Directors or the Committee shall be liable for any action taken or decision made in good faith relating to the Plan.


                            SECTION 3  ELIGIBILITY

     Directors who are not Employees shall be eligible to receive Common Stock under the Plan on the terms and subject to the restrictions hereinafter set forth.


                       SECTION 4  SHARES SUBJECT TO PLAN

     Subject to adjustment in accordance with Section 10, 200,000 shares of Common Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Options subject to Section 16 of the Exchange Act and shares of Common Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares. The shares of Common Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Option that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.


                            SECTION 5  STOCK AWARDS

     5.1 Effective as of the annual meeting of the Board of Directors occurring in the Most Recent Year of Determination, and as of each annual meeting thereafter, each Eligible Director shall be issued a Stock Award for a number of shares of Common Stock equal to the result, rounded up to the nearest whole number, obtained by dividing $12,000 by the Fair Market Value of a share of Common Stock as of the Valuation Date occurring during the Most Recent Year of Determination. For purposes of the immediately preceding sentence, the term "Most Recent Year of Determination" means the year 1997 and each third year thereafter.

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

                        SECTION 6  STOCK OPTION AWARDS

     6.1 As of the date of the initial election or appointment of an individual as an Eligible Director, such Director shall be granted a Stock Option to purchase 10,000 shares of Common Stock upon the terms and conditions of this Section 6.

     6.2 On the date of each annual meeting of the shareholders of the Company, beginning with the 1997 annual meeting, each individual who is at that time serving as an Eligible Director, whether or not such individual is standing for re-election as a member of the Board of Directors at that particular meeting, shall be granted a Stock Option to purchase 6,000 shares of Common Stock upon the terms and conditions of this Section 6, provided such individual has served as a member of the Board of Directors for at least six (6) months (service as a member of the Board of Directors shall include service as a director of GranCare, Inc. prior to the Distribution of New GranCare, Inc.), until the Director has received grants of Stock Options under this Plan, covering a total of 22,000 shares of Common Stock.

     6.3 On the date of each annual meeting of the shareholders of the Company, beginning with the annual meeting following the annual meeting on which an Eligible Director has received grants for the maximum number of shares of Common Stock pursuant to Section 6.2 hereof, each such individual who is at that time serving as an Eligible Director, whether or not such individual is standing for re-election as a member of the Board of Directors at that particular meeting, shall be granted a Stock Option to purchase 2,000 shares of Common Stock upon the terms and conditions of this Section 6, provided such individual has served as a member of the Board of Directors for at least six (6) months.

     6.4 The exercise price per share of Common Stock of each Stock Option grant made under this Section 6 shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

     6.5 Each Stock Option grant under this Section 6 shall have a maximum term of ten (10) years measured from the grant date.

     6.6 Each Stock Option granted under this Section 6 shall be exercisable to the extent vested. Each Stock Option shall vest 33 1/3% each year over the Director's period of continued service as a member of the Board of Directors, and shall be fully vested upon three years of service as a member of the Board of Directors from the date of grant of such Stock Option.

     6.7 The exercise price shall become immediately due upon exercise of a Stock Option and shall be payable in one of the alternative forms specified below:

          (a) full payment in cash or check made payable to the Company's order,

          (b) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date on which the Stock Option is exercised,

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

          (c) full payment in a combination of the alternatives set forth in Subsection (a) and (b) hereof,

          (d) full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee shall provide concurrent irrevocable written instructions (i) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     6.8 During the lifetime of the optionee, the Stock Option grant, together with the limited stock appreciation right pertaining to such option described in
Section 6.11 below, shall be exercisable only by the optionee and shall not be assignable or transferable other than a transfer of the Stock Option effected by will or be the laws of descent and distribution following the optionee's death.

     6.9 (a) Upon the date a Director ceases to serve as a member of the Board of Directors for any reason (other than death or Disability), any outstanding Stock Options granted pursuant to this Section 6 shall to the extent that such Stock Options are not then vested, expire and become unexercisable. Each such Director shall have a six (6)-month period following the date of such cessation of service as a member of the Board of Directors in which to exercise each such Stock Option for any or all of the shares of Common Stock subject thereto in which the optionee is vested at the time of such cessation of service as a member of the Board of Directors. Upon the expiration of such six (6)-month period, the Stock Options held by such individual shall expire and become unexercisable.

          (b) Upon the death of an optionee within the six (6)-month period described in Subsection (a) hereof, any Stock Options then held by the optionee may be exercised, to the extent that the optionee could have exercised such Stock Options immediately before death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such Stock Option shall lapse upon the expiration of the twelve (12)-month period measured from the date of the optionee's death, whereupon such Stock Options shall expire and become unexercisable.

          (c) Upon the death or Disability of a Director while serving as a member of the Board of Directors, all Stock Options held by such Director shall immediately vest in full and the Director (or the representative of the Director's estate or the person or persons to whom the Stock Option is transferred upon the Director's death) shall have a twelve (12)-month period following the date of the Director's cessation of service as a member of the Board of Directors in which to exercise such Stock Options for any or all of the shares of Common Stock then subject thereto. Upon the expiration of such twelve (12)-month period, such Stock Options shall expire and become unexercisable.

          (d) In no event shall any grant under this Section 6 remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under Subsections (a) through (c) of this Section or (if earlier) upon the expiration of the ten (10)-year option term, the Stock Options granted under this Section 6 shall expire and become unexercisable.

     6.10 Each Stock Option shall be represented by a Stock Option Agreement specifying the date of grant, the number of shares of Common Stock covered thereby, the exercise price and the applicable provisions of this Section 6.

     6.11 Upon the occurrence of a Change of Control, all Stock Options granted under this Section 6 then held by Directors shall be and become fully vested and exercisable, notwithstanding the provisions of Section 6.6 to the contrary.

     6.12 In the event a Change of Control is effected pursuant to a Tender Offer, each outstanding Stock Option shall be cancelled and the Company shall pay to each optionee an amount equal to the excess of (1) the Tender Offer Price multiplied by the number of shares of Common Stock for which the Stock Option has not yet been exercised over (2) the aggregate exercise price payable for such shares of Common Stock. Such cash distribution shall be paid within five
(5) days following the cancellation of the Stock Option. Neither the approval of the Committee nor the consent of the Board of Directors shall be required in connection with such Stock Option cancellation and cash distribution. The shares of Common Stock subject to each Stock Option surrendered in connection with the Tender Offer shall not be available for subsequent issuance under the Plan.

     6.13 The Stock Options granted under this Section 6 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


                            SECTION 7  TERM OF PLAN

     The Plan shall be effective on the date hereof and shall continue to be effective until ten (10) years following the earlier of the effective date of the Plan, unless sooner terminated by the Board of Directors pursuant to Section 9 hereof.


                    SECTION 8  INDEMNIFICATION OF COMMITTEE

     In addition to such other rights of indemnification that the members of the Committee may have, each member of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which it may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by it in settlement thereof (provided the settlement has received the prior approval of the Company) or paid by it in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that promptly after institution of the action, suit or proceeding the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend such matter. Upon the delivery to the Committee member of written notice of assumption by the Company of the defense of such matter, the Company will not be responsible to the Committee member for any further fees and disbursements relating to the defense of such matter, including fees and disbursements of counsel.


               SECTION 9  AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which the Company, this Plan, or Directors are subject. No amendment or termination of the Plan shall adversely affect the rights of an optionee without his consent with respect to Common Stock previously acquired or Stock Options previously granted under the Plan.


               SECTION 10  ADJUSTMENT IN SHARES OF COMMON STOCK

     If (i) the number of shares of Common Stock shall be increased or reduced by a change in par value, split-up, stock split, reverse stock split, reclassification, merger, consolidation, distribution of stock dividends or similar capital adjustments, or (ii) the Company engages in a transaction for which the Committee determines an adjustment is appropriate, then the Committee may make an adjustment in the number and kind of shares of Common Stock available under the Plan, the number (including any maximum number of shares) and kind of shares for which grants are to be subsequently made to each Eligible Director, the number and kind of shares subject to outstanding Stock Options, the exercise price of outstanding Stock Options and the number and kind of shares of Common Stock issuable pursuant to the provisions of the Plan, consistent with the effect of the change on existing shareholders of the Company. Such adjustments to the outstanding Stock Options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such Stock Options. The adjustments determined by the Committee shall be final, binding and conclusive.


                      SECTION 11  RIGHTS AS A STOCKHOLDER

     An optionee shall have no rights as a stockholder with respect to any shares of Common Stock issuable under the Plan until the date of the issuance of a stock certificate to him for the Common Stock. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as otherwise provided in the Plan.

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                           SECTION 12  GOVERNING LAW

     The laws of the State of Delaware shall govern this Plan.


     IN WITNESS WHEREOF, the Company has caused the Plan to be executed as of the day and year first above written.


                                        NEW GRANCARE, INC.

                                        By: ______________________________

                                        Title: ___________________________

ATTEST:

_____________________________

Title: _______________________

      [CORPORATE SEAL]

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